EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his or her capacity as an officer of RINO International Corporation (the "Company"), for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her knowledge:

(1)	The Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2009

/s/ Zou Dejun
Zou Dejun
Chief Executive Officer

/s/ Jenny Y. Liu
Jenny Y. Liu
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to RINO International Corporation and will be retained by RINO International Corporation and furnished to the Securities and Exchange Commission or its staff upon request.